THIS AGREEMENT is made the_______ day of__________July 1998

BETWEEN;

      (1) Bioenvision, Inc. whose registered office is at Trafalgar House, 11 Waterloo Place, London SW1Y 4AU (the 'Company') and

      (2) Thomas Nelson, of Castlefield, Old Park Lane, Farnham, Surrey, England (the 'Director').

      Whereas it is agreed that the Company shall employ the Director and the Director shall serve as a Director of the Company on the following terms and subject to the following conditions:

1     DEFINITIONS AND INTERPRETATION

1.1 In this agreement unless the context otherwise requires the following expressions shall have the following meanings:

"Board"           The Board of Directors for the time being of the Company

"Group"           The Company and its subsidiaries from time to time

"Incapacity"      Any illness or other like cause  incapacitating  the  Director from attending to his duties

"Index            Where any  amount  is  stated  to be index  linked it shall be
linked"           adjusted  annually on 1 May each year commencing on 1 May 1998 by a percentage equal to the percentage increase in the retail price index published by the Government to 30 April in the year in question from the 30 April in the previous year

"Intellectual     Includes letters patent, trade marks, service marks,  designs,
 property"        utility models,  copyrights,  design rights,  applications for registration of any of the foregoing and the right to apply for them in any part of the world; moral rights, inventions, confidential information, know-how, and rights of like nature arising or subsisting anywhere in the world, in relation to all of the foregoing, whether registered or unregistered

"Subsidiary"      A subsidiary  (as defined by the  Companies  Act 1985) for the time being of the Company

1.2 Any reference to a statutory provision shall be deemed to include a reference to any statutory modification or re-enactment of it.

1.3 The headings of this agreement are for convenience only and shall not affect its construction or interpretation.


2     TERM OF EMPLOYMENT

The employment of the Director (subject to termination as provided below) shall be for an initial period of 2 years from _______ 1998 and shall be terminable by either


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Agreement between Company and Director
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party giving to the other not less than 3 months  notice in writing  expiring at any time after the expiry of such period.

3     DUTIES

3.1   The Director shall during his employment under this Agreement:

      3.1.1 perform the duties and exercise the powers which the Board may from time to time properly assign to him in his capacity as Director of the Company or the Director of any one or more of its subsidiaries including serving on the Board of such subsidiaries or on any other executive body or any committee of such a company, and

      3.1.2 do all that is reasonably in his power to promote, develop and extend the business of the Company and of its subsidiaries and at all times and in all respects to conform to and comply with the proper and reasonable directions and regulations of the Board.

3.2 During any notice period the Director shall carry out his duties and exercise his powers with any other directors appointed by the Board to act with him and the Board may at any time during such period require the Director to cease performing or exercising any duties or powers.

3.3 The Director shall work in any place within the United Kingdom which the Board may require for the proper performance and exercise of his duties and powers and he may be required to travel on the business of the Company or any of its subsidiaries anywhere in the world.

3.4 If the Company requires the Director to work permanently at a place which necessitates a move from his present address the Company will reimburse the Director for all removal expenses directly and reasonably incurred as a result of the Company's requirement up to the maximum permitted under the Inland Revenue's Extra Statutory concession from time to time relating to such reimbursement.

4     OFFICE OF DIRECTOR

During his employment under this Agreement the Director shall not:

4.1   voluntarily resign as Director of the Company.

4.2 voluntarily do or refrain from doing any act whereby the office as a director of the Company is or becomes liable to be vacated.

5     REMUNER4TION

5.1   Salary

      As remuneration, the Director shall be paid a basic salary (which shall be index linked) at the rate of $ (US dollars) per annum (or such higher rate as the Company may in its absolute discretion from time to time decide or award) inclusive of any director's fees payable to him under the Articles of Association of the Company and its subsidiaries, payable in arrears by equal monthly instalments on the 25th day of every month.


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Agreement between Company and Director
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5.2   Bonus

      The Director shall be entitled to an annual bonus which shall be calculated as a percentage of the Director's salary on the achievement by the Company of its Target as agreed. The bonus may be paid as shares in the Company, at the Director's request.

6     PENSION SCHEME

The Director shall during his employment under this Agreement be entitled to become a member of a private pension plan scheme and in the event that the Director shall become such a member of such a scheme the Company will pay a contribution equal to 5% of the Director's Salary to the Scheme provided that the Director also pays a contribution equal to 3% of his salary to the scheme.

7     EXPENSES

The Company shall by way of reimbursement pay, or procure to be paid, to the Director all reasonable travelling hotel and other expenses wholly exclusively and necessarily incurred by him in or about the performance of his duties under the Agreement.

8     ILLNESS

8.1 The Director shall continue to be paid during his absence due to his incapacity (such payment to be inclusive of any statutory sick pay or social security benefits to which he may be entitled) for a total of up to 8 weeks in any one year.

8.2 After the expiry of the 8 week period referred to in clause 8.1 the Director shall continue to be paid 50% of his basic salary (inclusive of any statutory sick pay or social security benefits to which he may be entitled) up to a further period of 4 weeks in any one year.

9     DEATH IN SERVICE

9.1 On the death of the Director in service the Director's Estate shall be entitled to receive a lump sum benefit equal to two times his basic salary at the previous May, excluding any bonus (hereinafter the "Pensionable Salary").

10    PERSONAL ACCIDENT

10.1 The Director is entitled to become a member of the Company's Personal Accident Travel policy.


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11    DIRECTORS AND OFFICERS LIABILITY INSURANCE

The Director shall be entitled to become a member of the Company's Directors and Officers Liability Insurance Scheme.

12    RESTRICTIONS DURING EMPLOYMENT

12.1 During the continuance of his employment under this Agreement the Director shall, unless prevented by incapacity, devote to the Company (or any other member of the group by whom he is employed) his time, attention and skill for (______days) per month and during this time use his reasonable endeavours to develop the business and interests of the Group and perform his duties to the best of his ability.

12.2 The Company recognises and acknowledges the Director's rights to be employed by other companies or to be the director of another company of which he is a major shareholder, but the Director undertakes to the Company that during his employment with the Company or any subsidiary of the Company he shall not, whether as principal, partner, shareholder, director, manager, employee, contractor, consultant, agent either on his own account or for any other person or otherwise howsoever:

      12.2.1 directly or indirectly engage or be concerned or interested in any business in competition with any business carried on by the Company or any of its subsidiaries from time to time, solicit the custom of any person who is a supplier to the Company or any of its subsidiaries or to whom the Company or any of its subsidiaries has made a quotation with a view to such person becoming a customer of any such businesses or has a continuing course of dealing with the Company or any of its subsidiaries, or

      12.2.2 endeavour  to  entice   away  from  the   Company  or  any  of  its
             subsidiaries any person who is an employee of the Company or any of its subsidiaries.

12.3 The Director undertake to the Company that he shall have no material interest in any contract (other than his own contract of employment) entered into by the Company or any of its subsidiaries without the prior consent of the Board.

12.4 The Director undertakes to the Company that he shall not, either during the continuance of his employment by the Company or any of its subsidiaries thereafter or for so 1ong as he is a shareholder of the Company or any of its subsidiaries or thereafter (except with the authority of the Board or if required by law) use to the detriment or prejudice of the Company or any of its subsidiaries or, except in the proper course of his duties, divulge to any person, any trade secret or confidential information concerning the business or affairs of the Company or any of its subsidiaries


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Agreement between Company and Director
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PROVIDED THAT the  restriction  shall cease to apply to information or knowledge which comes into the public domain otherwise than by reason of default of the Director concerned.

12.5 The Director undertakes to the Company that if his position (if any) as a director of the Company or any of its subsidiaries is terminated he shall not for a period of six months from the date of such termination (which shall be taken to mean the expiry of his notice period) whether as principal, partner, shareholder, director, manager, employee, contractor, consultant, agent either on his own account or for any other person or otherwise howsoever:

      12.5.1 within the United Kingdom and in competition with any of the businesses carried on by the Company or any of its subsidiaries at the date of termination, solicit the custom of any person who (as at the date of such termination) is a supplier to the Company or any of its subsidiaries or to whom (as at the date of termination) the Company or any of its subsidiaries has made a quotation with a view to such person becoming a customer of any such businesses or whom at the date of such termination either is a customer of any such businesses or has a continuing course of dealing with the Company or any of its subsidiaries, or

      12.5.2  endeavour   to  entice  away  from  the  Company  or  any  of  its
              subsidiaries any person who at the date of such termination was an employee of the Company or any of its subsidiaries.

PROVIDED THAT sub-clauses 12.5.1 and 12.5.2 of the Clause shall not apply if the Director has been wrongfully or unfairly dismissed or wrongfully or unfairly constructively dismissed within the meaning of the Employment Protection (Consolidation) Act 1978.

      12.5.3 The Director agrees that if such restrictions as are contained in this Clause as a whole shall be judged by a competent court to go beyond what is reasonable for the protection of the interests of the Company, but would be reasonable and enforceable if certain words were deleted or if the area or time covered were reduced, the same restrictions shall apply with such words deleted and the said area or time shall be reduced by whatever extent shall be necessary to make such restrictions valid and effective and such restrictions shall apply as so modified.

      13    INVENTIONS

      13.1 The parties foresee that the Director may make, discover or create Intellectual Property in the course of his duties under this Agreement and agree that in this respect the Director has a special obligation to further the interests of the Company.

      13.2 In accordance with the provisions of the Patent Act 1977, the Registered Designs Act 1949 and the Copyright, Designs and Patents Act 1988, if at any time in the course of his employment under this Agreement the Director makes or discovers or participates in the making or discovery of any


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Agreement between Company and Director
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      Intellectual Property relating to or capable of being used in the business for the time being  carried on by the Company or any of its  subsidiaries,
      full  details  of  the   Intellectual   Property   shall   immediately  be
      communicated by him to the Company and shall be the absolute property of the Company. At the request and expense of the Company the Director shall give and supply all such information, data, drawings and assistance as may be required to enable the Company to exploit the Intellectual Property to the best advantage and shall execute all documents and do all things which may be necessary or desirable for obtaining patents or other protection of the Intellectual Property in such parts of the world as may be specified by the Company and for vesting the same in the Company or as it may direct.

13.3 If the Director makes or discovers or participates in the making or discovery of any Intellectual Property during his employment under the Agreement but which is not the property of the Company under Clause 13.2, the Company shall, subject only to the provisions of the Patent Act 1977, have the right to acquire for itself or its nominee the Director's rights in the Intellectual Property within 3 months after disclosure pursuant to Clause 13.2 on fair and reasonable terms to be agreed or settled by a single arbitrator.

13.4 The Director waives all his Moral Rights as defined in the Copyright, Designs and Patents Act 1988 in respect of any acts of third parties done with the Company's authority in relation to the Intellectual Property (the property of the Company by virtue of Clause 13.2 hereof).

13.5 Rights and obligations under this Section shall continue in force after termination of this Agreement in respect of Intellectual Property made or discovered during the Director's employment under this Agreement and shall be binding upon his representatives, heirs and assigns.

14    CONFIDENTIALITY

14.1 The Director is aware that in the course of his employment under this Agreement he will have access to and be entrusted with information in respect of the business and financing of the Company and its dealings transactions and affairs and likewise in relation to its subsidiaries, all of which information is or may be confidential.

14.2 The Director shall not (except in the proper course of his duties) during or after the period of employment under this Agreement divulge to any person whomsoever or otherwise make use of (and shall use his best endeavours to prevent the publication or disclosure of) any trade secret or any confidential information concerning the business of the Company or any of its subsidiaries or any of its/their dealings, transactions or affairs.

14.3 All notes and memoranda of any trade secrets or confidential information concerning the business of the Company or any of its subsidiaries or any of its/their suppliers, agents, distributors or customers which shall have been acquired, received or made by the Director during the course of his employment shall be the property of the Company and shall be surrendered by the Director to someone duly authorised in that behalf at the termination of his


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Agreement between Company and Director
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      employment or at the request of the Board at any time during the course of his employment.

15    TERMINATION OF DIRECTORSHIP

      The employment of the Director under this Agreement shall terminate automatically in the event of him ceasing to be a Director of the Company and in that event the Director shall have no claim for damages against the Company unless he shall so cease by virtue of a resolution passed by the members of the Company in general meeting to remove him as director and at the same time of such removal the Company is not otherwise entitled to terminate his employment under this Agreement.

16    SUMMARY TERMINATION OF EMPLOYMENT

The employment of the Director may be terminated by the Company without notice or payment in lieu of notice:

16.1 in the event of any serious (the Director having been warned in respect thereof) persistent breach or non-observance by the Director of any of the stipulations contained in the Agreement, or

16.2 if the Director has an interim receiving order made against him, becomes bankrupt or makes any composition or enters into any deed of arrangement with his creditors, or

16.3 if the Director is convicted of any arrestable criminal offence (other than an offence under road-traffic legislation in the United Kingdom or elsewhere for which a fine or non-custodial penalty is imposed), or

16.4 if the Director is disqualified from holding office in another company in which he is concerned or interested because of wrongful trading under the Insolvency Act 1983, or

16.5 if the Director shall become of unsound mind or become a patient under the Mental Health Act 1983, or

16.6 if the Director is convicted of an offence under the Companies Securities (Insider Dealing) Act 1985 or under any other present or future statutory enactment or regulations relating to insider dealing, or

16.7 if the Director resigns as a director of the Company otherwise than at the request of the Company

17    RESIGNATION FROM DIRECTORSHIPS UPON TERMINATION

Upon the termination by whatever means of this Agreement:

17.117.1 the Director shall at the request of the Company immediately resign from office as a director of the Company and from such offices held by him in subsidiaries as may be so requested without claim for compensation and in the event of his failure so to do the Company is hereby irrevocably authorised to


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Agreement between Company and Director
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      appoint some person in his name and on his behalf to sign and deliver such resignation or resignations to the Company or any of its subsidiaries, and

17.2 the Director shall not without the consent of the Company at any time thereafter represent himself still to be connected with the Company or any of its subsidiaries.

18    RECONSTRUCTION OR AMALGAMATION

      If the employment of the Director under this Agreement is terminated by reason of the liquidation of the Company for the purpose of reconstruction or amalgamation and the Director is offered employment with any concern or undertaking resulting from the reconstruction or amalgamation on terms and conditions not less favourable than the terms of this Agreement then the Director shall have no claim against the Company in respect of the termination of his employment under this Agreement.

19    NOTICES

19.1 Any notice or other communication under or in connection with this Agreement shall be in writing and shall be delivered personally or sent by first class post pre-paid recorded delivery (and air-mail if overseas) or by telex or by telefax to the party due to receive the notice or communication at its address set out in this Agreement or such other address as either party may specify by notice in writing to the other.

19.2 In the absence of evidence of earlier receipt any notice or other communication shall be deemed to have been duly given:

      19.2.1 if delivered personally, when left at the address referred to in Clause 19.1;

      19.2.2 if sent by mail other than air-mail, two days after posting it;

      19.2.3 if sent by air-mail, six days after posting it;

      19.2.4 if sent by telex, when the proper answer back is received, and;

      19.2.5 if sent by telefax, on completion of its transmission.

20    STATUTORY INFORMATION

The schedule to this Agreement set out information required to be given to the Director by the Employment Protection (Consolidation) Act 1978 as amended.

21    GOVERNING LAW AND JURISDICTION

This Agreement is governed by and shall be construed in accordance with the laws of England, and the parties hereto submit to the non-exclusive jurisdiction of the English courts.


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Agreement between Company and Director
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22    ENTIRE AGREEMENT

This Agreement contains the entire understanding between the parties and supersedes all previous agreements and arrangements (if any) relating to the employment of the Director by the Company (which shall be deemed to have been terminated by mutual consent).

23    COUNTERPARTS

This Agreement may be executed by the different parties in separate counterparts, each of which when executed and delivered shall constitute an original but both of which shall together constitute one and the same instrument.

IN WITNESS of which the parties have executed this Agreement as follows:


---------------------------------
DIRECTOR                                        ---------------------
                                                Date:


---------------------------------
For COMPANY
                                                ---------------------
                                                Date: